Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Inducement Options Grants Outside of a Plan, of our reports dated February 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting of A.P. Pharma, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ OUM & Co. LLP

San Francisco, California

August 8, 2013